UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2006

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 to the Current Report on Form 8-K filed on May 12, 2006 (the “Initial Form 8-K”) is filed by the registrant to amend and restate in its entirety the description in Item 2.05 to provide the range of estimates [not available at the time of the Initial Form 8-K][previously omitted pursuant to the instructions to such Item].

Item 2.05 — Costs Associated with Exit or Disposal Activities.

(a)           On May 10, 2006, the registrant announced a series of closures, within its North American organization, of three Maytag manufacturing sites, the former Maytag corporate headquarters, a research and development center in Newton, Iowa, and administrative offices in Illinois, Canada and Mexico.

The registrant currently expects that approximately 4,500 positions will be eliminated as a result of the announced closures. The registrant’s current timetable for closing facilities is as follows:

•                  The factory in Herrin, Illinois, which manufactures washers and dryers and employs about 1,000, is expected to continue production until the end of 2006.

•                  The factory in Searcy, Arkansas, which manufactures dryers and employs about 700, is expected to continue production until the end of 2006.

•                  The factory in Newton, Iowa, which manufactures washers and dryers and employs about 1,000, is expected to continue production into 2007.

•                  The Newton, Iowa research and development center is expected to be closed during 2007.

•                  The administrative office of Maytag International, based in Schaumburg, Illinois, is expected to close during 2006.

The registrant expects to consolidate Maytag administrative functions in the United States from Newton, Iowa to Benton Harbor, Michigan and other Whirlpool locations: offices in Canada are expected to be consolidated from Burlington to Mississauga, Ontario, Canada, and Maytag offices in Monterrey, Mexico are expected to be consolidated into the registrant’s offices in Monterrey, Mexico.  These consolidations will occur over a period of time that will conclude during 2007.

The registrant will support employees affected by the changes with a comprehensive assistance package during the transition period, including severance pay, health benefits continuation, job search assistance, and other benefits. The registrant plans to open negotiations with labor unions in Newton and Herrin for close-out agreements in the future. Employees in Searcy, a non-union facility, also will receive severance, benefits continuation and job search assistance.

(b)           The registrant’s preliminary estimate of termination and relocation costs resulting from consolidation of all of the above mentioned facilities is approximately $200-to-$230 million. Non-employee exit costs associated with these actions are estimated at approximately $30 million.

(c)           The estimated costs for the actions included herein are expected to be approximately $230-to-$260 million.

(d)           The registrant’s estimate of the amount or range of amounts of the charge that will result in future cash expenditures is $230-to-$260 million.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

99.1         Copy of press release dated May 10, 2006 (filed with Initial Form 8-K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: May 23, 2006	By:	/s/ Robert T. Kenagy
		Name:	Robert T. Kenagy
		Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 10, 2006 (filed with Initial Form 8-K)